UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
___________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 10, 2025
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ARCUTIS BIOTHERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-39186	81-2974255
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
3027 Townsgate Road, Suite300
Westlake Village, CA 91361
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (805) 418-5006
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ARQT	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 10, 2025, Arcutis Biotherapeutics, Inc. (the “Company”) announced the appointment of Latha Vairavan, the Company’s current Vice President, Finance and Corporate Controller, as the Company’s Senior Vice President and Chief Financial Officer, effective immediately prior to the filing of the Company’s Quarterly Report on Form 10-Q for the three months ending March 31, 2025 with the Securities and Exchange Commission. Ms. Vairavan will succeed Mr. David Topper, who will transition out of his role as the Company’s Chief Financial Officer and retire. Mr. Topper will continue to serve as the Company’s Chief Financial Officer until the effective date of Ms. Vairavan’s appointment and will provide transition support through his departure on May 15, 2025. Mr. Topper’s retirement was not the result of any dispute or disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Consistent with the foregoing, Ms. Vairavan will assume the roles of principal financial officer and principal accounting officer of the Company.
Ms. Vairavan, age 47, has served as Vice President, Finance and Corporate Controller for the Company since August 2024, where she has been responsible for overseeing daily accounting operations, ensuring compliance with financial, accounting, and income tax regulations, all investor relations activities, and overseeing financial planning and analysis. She joined the Company in March 2020 and previously held positions as Vice President of Finance and Investor Relations and Executive Director, Financial Planning and Analysis. Prior to that, Ms. Vairavan worked at Amgen Inc., a publicly traded biopharmaceutical company, for 12 years, where she held various roles of increasing responsibility within the finance organization, culminating as Finance Director for US Value and Access. Ms. Vairavan started her career as a financial consultant working for accounting firms KPMG and Arthur Andersen. She holds a B.S. in Business Administration, Finance from the University of Southern California and is a licensed CPA in California.
In connection with Ms. Vairavan’s appointment to Senior Vice President and Chief Financial Officer, Ms. Vairavan’s annual base salary was increased to $450,000 and her target annual bonus was increased to 45% of her base salary (subject to achievement of certain performance goals, with a maximum achievement of 67.5% of her base salary), pro-rated for 2025. In addition, Ms. Vairavan will be granted an option to purchase 60,000 shares of the Company’s common stock and 20,000 restricted stock units. The option will vest and become exercisable on each monthly anniversary as to 2.0833% of the shares subject to the option, subject to Ms. Vairavan’s continued service through the applicable vesting date. The restricted stock units will vest as to 25% of the restricted stock units on each anniversary of May 1, 2025, subject to Ms. Vairavan’s continued service through the applicable vesting date.
The Company also entered into a severance and change in control agreement (the “Severance and Change in Control Agreement”) with Ms. Vairavan. Pursuant to the Severance & Change in Control Agreement, in the event Ms. Vairavan’s employment with the Company is terminated by the Company without cause or Ms. Vairavan resigns for good reason, then Ms. Vairavan will be entitled to receive 9 months of continued base salary and 9 months of COBRA reimbursements. In the event Ms. Vairavan’s employment with the Company is terminated by the Company without cause or Ms. Vairavan resigns for good reason, in each case, within the period beginning three months prior to the closing of a change in control and ending 18 months following such closing, then she will receive the following severance benefits: (i) continued payment of up to 12 months of (a) her base salary and (b) her target performance bonus; (ii) 12 months of COBRA reimbursements; and (iii) accelerated vesting of 100% of her outstanding equity awards (except for any performance awards which will be governed by the terms of the award agreement and absence any such provisions will vest at the greater of target or actual performance). The severance benefits are contingent on timely execution and non-revocation of a general release of claims and her continued compliance with our confidentiality agreement with Ms. Vairavan.
There is no arrangement or understanding between Ms. Vairavan and any other person pursuant to which she was selected as an officer of the Company, and there are no family relationships between Ms. Vairavan and any of the Company’s directors or executive officers. There are no transactions to which the Company is a party and in which Ms. Vairavan has a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.
Ms. Vairavan entered into the Company’s standard indemnification agreement for directors and officers.
Subject to Mr. Topper’s timely execution and non-revocation of a general release, he will be entitled to the benefits set forth in the severance and change in control agreement entered into in connection with his commencement of employment with the Company.
The foregoing summary of the material terms of Ms. Vairavan’s eligibility for severance benefits is qualified in its entirety by the actual terms of the Severance & Change in Control Agreement, which is filed hereto as Exhibit 10.1 and is incorporated by reference herein.
Item 7.01    Regulation FD Disclosure.

On April 10, 2025, the Company issued a press release announcing the appointment of Ms. Vairavan. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.
The information furnished in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Exchange Act of 1934, as amended, or the Securities Exchange Act of 1933, as amended, regardless of any general incorporation language in any such filings, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Description
10.1	Severance & Change in Control Agreement, dated as of April 10, 2025, by and between Latha Vairavan and the Company.
99.1	Press Release April 10, 2025.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCUTIS BIOTHERAPEUTICS, INC.

April 10, 2025	By:	/s/ Todd Franklin Watanabe
Todd Franklin Watanabe
President and Chief Executive Officer